UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 8, 2012

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
(Address of principal executive offices)		(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 2.02 Other Information.

On August 8, 2012, Avnet, Inc. (the “Company”) issued a press release announcing its fourth quarter and year-end results of operations for fiscal 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also attached is the CFO Review of Fiscal Fourth Quarter and Fiscal Year 2012 Results as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 2.02 and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth in such filing.

Item 8.01 Other Events.

On August 8, 2012, the Company announced that the Board of Directors approved adding $250,000,000 to the Company’s stock repurchase program. With this increase, the Company may repurchase up to a total of $750,000,000 of the Company’s common stock under the stock repurchase program. The Company may repurchase shares from time to time in the open market or in privately negotiated transactions, or otherwise, subject to applicable laws, regulations and approvals, strategic considerations, market conditions and other factors. The Company may terminate or limit the stock repurchase program at any time without prior notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated August 8, 2012.

99.2	CFO Review of Fiscal Fourth Quarter and Fiscal Year 2012 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012	AVNET, INC.
Registrant

	By:	/s/ Raymond Sadowski
Name: Raymond Sadowski Title: Senior Vice President and Chief Financial Officer